Exhibit 99.1

Natural Alternatives International, Inc. Announces Increase

in its Stock Repurchase Plan

Carlsbad, Calif., January 13, 2020 /PRNewswire/ -- Natural Alternatives International, Inc. ("NAI") (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced its Board of Directors authorized a $2.0 million increase to its stock repurchase plan bringing the total plan authorized repurchase amount to $9.0 million. Under the repurchase plan, NAI may, from time to time, purchase shares of its common stock, depending upon market conditions, in open market or privately negotiated transactions. Since September 30, 2019, we have purchased an additional 253,155 shares of our common stock under this plan bringing our total plan purchases to date to 1.1 million shares. At present there is $1.8 million remaining available for stock repurchases under the plan.

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our financial condition, and our ability to acquire our own shares on a reasonable basis, as well as future economic conditions and the impact of such conditions on our business. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

CONTACT – Michael Fortin, Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Web site: http://www.nai-online.com/

SOURCE Natural Alternatives International, Inc.